EXHIBIT 10.2
FIRST AMENDMENT TO THE SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This FIRST AMENDMENT TO THE SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “First Amendment”) dated as of October 28, 2026 (the “Amendment Date”), is made by and among Coastal Financial Corporation, Everett, Washington (the “Holding Company”), Coastal Community Bank, Everett, Washington (the “Bank”) and Eric M. Sprink (the “Executive”).

WHEREAS, the Executive is currently engaged as the President and Chief Executive Officer of the Holding Company and of the Bank pursuant to that certain Second Amended and Restated Employment Agreement, dated as of October 4, 2021, between the Executive, the Holding Company and the Bank (the “Prior Agreement”);

WHEREAS, in connection with the profit improvement plan initiated by the Holding Company and the Bank, the Executive has agreed to voluntarily reduce his Base Salary; and

WHEREAS, the parties desire to amend the Prior Agreement on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the receipt and sufficiency of which are acknowledged, the parties hereby agree as follows.

1.    Definitions. Capitalized terms which are used herein without definition and which are defined in the Prior Agreement shall have the same meanings herein as in the Prior Agreement.

2.    Amendment to Section 3(a). The parties acknowledge and agree that Section 3(a) of the Prior Agreement is hereby amended and restated as follows:

“The compensation specified under this Agreement shall constitute the salary and benefits paid for the duties as President and Chief Executive Officer described in Sections 1 and 2. The Bank shall pay the Executive as compensation a base salary of $500,000 per year (“Base Salary”), less deductions and withholdings. Such Base Salary shall be payable in accordance with the customary payroll practices of the Bank. The Compensation Committee of the Board of Directors of the Holding Company (the “Committee”) shall review the Executive’s Base Salary at least annually and may increase, but not decrease, the Executive’s Base Salary based on such review. Any increase in salary after the Amendment Date shall constitute the Base Salary for purposes of this Agreement. For purposes of this Agreement, any decisions, duties and actions specified for the Committee may be taken or fulfilled by

EXHIBIT 10.2
the Board of Directors of the Holding Company and/or the Bank or such other committee that may be established by the Board of Directors of the Holding Company or the Bank, as applicable.”
3.    Voluntary Reduction. The parties acknowledge and agree that the Executive has voluntarily agreed to the reduction in Base Salary set forth in this First Amendment and that such reduction shall not constitute or give rise to “Good Reason” under the Prior Agreement or otherwise be taken into account in determining whether Good Reason has occurred.

4.    Modification. Except as expressly amended herein, the Prior Agreement shall remain unchanged and in full force and effect. In the event of a conflict or inconsistency between the terms and conditions set forth in this First Amendment and those set forth in the Prior Agreement, the terms and conditions of this First Amendment shall control to the extent necessary to resolve such conflict or inconsistency.

5.    Severability. If any provision of this First Amendment is held invalid or unenforceable, it will not affect the validity or enforceability of all other provisions herein.

6.    Headings. The section headings used in this First Amendment are inserted for convenience only and shall not affect in any way the meaning or interpretation of this First Amendment.

Signatures on following page

EXHIBIT 10.2
IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer or director, and the Executive has signed this First Amendment, effective on the date first written above. This First Amendment may be executed in multiple counterparts, each of which, when assembled to include an original signature for each party, shall constitute a complete and fully executed original. All such fully executed original counterparts shall collectively constitute a single agreement between the parties.
Coastal Financial Corporation
By:
    Title:

Coastal Community Bank
By:
    Title:

    Eric M. Sprink